UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2008

DCP MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

DELAWARE	001-32678	03-0567133
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

370 17th Street, Suite 2775
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 633-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 7, 2008, DCP Midstream Partners, LP announced its financial results for the second quarter of 2008 pursuant to a press release. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The press release contains certain non-GAAP financial measures for the periods set forth therein, including distributable cash flow, EBITDA, adjusted EBITDA, adjusted net income, adjusted net income per unit, gross margin, segment gross margin and adjusted segment gross margin. These non-GAAP financial measures are defined in the press release and reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the press release. The most directly comparable GAAP financial measures to these non-GAAP financial measures are set forth in the press release and below for the relevant periods:

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(Millions)

Net (loss) income	$(159.3)	$0.8	$(165.8)	$16.6

Net cash (used in) provided by operating activities	$(12.4)	$20.0	$12.7	$39.8

Segment net (loss) income:
Natural Gas Services	$(150.4)	$9.5	$(152.2)	$23.7
Wholesale Propane Logistics	$0.9	$1.5	$6.5	$8.9
NGL Logistics	$1.6	$0.5	$3.3	$1.6

In accordance with General Instruction B.2 of Form 8-K, the press release and the information in this Item 2.02 shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press Release dated August 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP MIDSTREAM PARTNERS, LP

By: DCP MIDSTREAM GP, LP
its General Partner

By: DCP MIDSTREAM GP, LLC
its General Partner

By: /s/ Michael S. Richards
Name: Michael S. Richards
Title:   Vice President, General Counsel and
                            Secretary

August 7, 2008

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press Release dated August 7, 2008